UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2018

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 3, 2018, CenterPoint Energy, Inc. (“CenterPoint Energy”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among CenterPoint Energy and the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the underwritten public offering of (i) $500,000,000 aggregate principal amount of the Company’s 3.60% Senior Notes due 2021 (the “2021 Notes”), (ii) $500,000,000 aggregate principal amount of the Company’s 3.85% Senior Notes due 2024 (the “2024 Notes”) and (iii) $500,000,000 aggregate principal amount of the Company’s 4.25% Senior Notes due 2028 (the “2028 Notes” and, together with the 2021 Notes and the 2024 Notes, the “Notes”). The offering is being made pursuant to CenterPoint Energy’s registration statement on Form S-3 (Registration No. 333-215833), as amended by Post-Effective Amendment No. 1 thereto.

The Notes are being issued pursuant to the Indenture, dated as of May 19, 2003, between CenterPoint Energy and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank, National Association (formerly JPMorgan Chase Bank)), as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 10, to be dated as of October 5, 2018, between CenterPoint Energy and the Trustee (“Supplemental Indenture No. 10”). The form, terms and provisions of the Notes are further described in Supplemental Indenture No. 10 and the prospectus supplement of CenterPoint Energy dated October 3, 2018, together with the related prospectus dated September 24, 2018, as filed with the Securities and Exchange Commission under Rule 424(b)(2) of the Securities Act of 1933, as amended, on October 4, 2018, which description is incorporated herein by reference.

The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the Underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with CenterPoint Energy and its affiliates for which they have received, and will in the future receive, customary compensation.

A copy of the Underwriting Agreement, the Indenture and the form of Supplemental Indenture No. 10 (including the form of Note for each series) have been filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this report and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about CenterPoint Energy, any other persons, any state of affairs or other matters.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Underwriting Agreement dated October 3, 2018, among CenterPoint Energy, Inc. and the several Underwriters named in Schedule I thereto.

4.1	Indenture dated as of May 19, 2003, between CenterPoint Energy, Inc. and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank, National Association (formerly JPMorgan Chase Bank)), as trustee (the “Indenture”) (incorporated by reference to Exhibit 4.1 to CenterPoint Energy’s Current Report on Form 8-K dated May 19, 2003).

4.2	Form of Supplemental Indenture No. 10, to be dated as of October 5, 2018, to the Indenture between CenterPoint Energy, Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee.

4.3	Forms of Notes (included in Exhibit 4.2 hereto).

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: October 4, 2018	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer